SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
_____________________

Date of report (Date of earliest event reported): April 1, 2009

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On April 1, 2009 USA Technologies, Inc. (“USA”) and VISA U.S.A. INC. (“VISA”) entered into a Contactless Terminal Support Agreement. The agreement provides that VISA would pay USA the amount of $200 for each e-Port that is deployed by USA prior to December 31, 2009. The agreement would cover up to a maximum of 4,000 e-Ports. These e-Ports would accept credit and debit cards utilizing VISA’s contactless technology as well as VISA’s magnetic stripe payment cards. The initial 1,500 e-Ports covered by the agreement are anticipated to be deployed by USA in the Chicago, Illinois geographic area. VISA would pay USA an aggregate of $800,000 if all 4,000 e-Ports are timely deployed. USA’s customer (i.e., the location owner) would enter into a three year exclusive processing agreement with USA in connection with the vending machine utilizing the e-Port.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer
Dated: April 13, 2009